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                                                                  EXHIBIT (i)(2)

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

December 19, 2008

Van Kampen Trust II
522 Fifth Avenue
New York, New York 10036

    Re:  Pre-Effective Amendment No. 2 to the
         Registration Statement on Form N-1A for
         the Van Kampen Equity Trust II(the "Registration Statement") (File Nos. 333-153900 and 811-22242)

     We hereby consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                       Very truly yours,


                                       /s/ Skadden, Arps, Slate,
                                           Meagher & Flom LLP